Michael Johnson & Co., LLC

                          Certified Public Accountants
                        9175 East Kanyon Ave., Suite 100
                             Denver, Colorado 80237



Michael B. Johnson  C.P.A.                              Telephone (303) 796-0099
Member A.I.C.P.A.                                             Fax (303) 796-0137
Colorado Society of C.P.A.s



September 13, 2002



Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N. W.
Washington, D.C. 20549


Dear Sir or Madam:

We have read the first through fourth paragraphs of Item 4 included in the Current Report On Form 8-K for which the date of the report is September 5, 2002 of Statmon Technologies Crop. ("Statmon") to be filed with the Securities and Exchange Commission and are in agreement with the statement in the first paragraph that Michael Johnson & Co., LLC was dismissed by Statmon Technologies Crop. On September 5, 2002 and the statements contained in the second through fourth paragraphs.

Very truly yours,

Michael Johnson & Co., LLC
--------------------------
Michael Johnson & Co., LLC


Cc: Geoffrey Talbot
    Statmon Technologies Crop